-----------------
EXHIBIT 3.4
-----------------

                               ARTICLES OF MERGER
                                       OF
                        FOREIGN AND DOMESTIC CORPORATIONS

     Pursuant to the provisions of Section 607.1109 of the Florida General Corporation Act, the undersigned domestic and foreign corporations adopt the following Articles of Merger for the purpose of merging one of such corporations into the other of such corporations.

     1. The names of the undersigned corporations and the states under the laws of which they are respectively organized are:

          Name of Corporation                   State of Incorporation

          DataLink Capital Corporation          Florida

          DCC Acquisition Corporation           Nevada

     2. The laws of the state under which such foreign corporation is organized permit such merger.

     3. The name of the surviving corporation is DCC Acquisition Corporation, a Nevada corporation, and it is to be governed by the laws of the State of Nevada. Its registered office is located at 502 East John Street, Carson City, Nevada 89706.

     4. The Agreement of Merger and Plan of Merger and Reorganization, which was approved by the shareholders of the undersigned domestic corporation in the manner prescribed by the provisions contained in Section 607.1101 - .1107 of the Florida General Corporation Act and approved by the undersigned foreign corporation in the manner prescribed by the laws of the State of Nevada under which it is organized, is set forth in Exhibit "A" attached hereto and incorporated herein by this reference.

     5. As to each of the undersigned corporations, the number of shares outstanding and the designation and number of outstanding shares of each class entitled to vote as a class on such Agreement of Merger and Plan of Merger and Reorganization are as follows:

                                                   Number of Common
          Name of Corporation                      Shares Outstanding

          DataLink Capital Corporation             1,456,097

          DCC Acquisition Corporation              1,000

None of the shares of a class of the domestic or foreign corporation was entitled to vote as a class.

     6. As to each of the undersigned corporations, the total number of shares voted for and against such Agreement of Merger and Plan of Merger and Reorganization, respectively, is as follows:

                                           Number of Shares
     Name of Corporation           Total Voted For     Total Voted Against

DataLink Capital Corporation       879,300              -0-

DCC Acquisition Corporation        1,000                -0-

     7. DCC Acquisition Corporation, a Nevada corporation, the surviving corporation, hereby: (a) agrees that it may be served with process in the State of Florida in any proceeding for the enforcement of any obligation of the undersigned domestic corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of such domestic corporation against the surviving corporation; (b) irrevocably appoints the Secretary of State of Florida as its agent to accept service of process in any proceedings; and (c) agrees that it will promptly pay to the dissenting shareholders of such domestic corporation the amount, if any, to which they shall be entitled under the provisions of the Florida General Corporation Act with respect to the rights of dissenting shareholders.

     Dated: December 26, 1998.

                              DCC ACQUISITION CORPORATION
                             (a Nevada corporation)

                              By: /s/ Glenn A. Little
                                      ---------------
                                      Glenn A. Little
                                      President

                              By: /s/
                                      Assistant Secretary

                              DATALINK CAPITAL CORPORATION
                             (a Florida corporation)

                              By: /s/ Glenn A. Little
                                      ---------------
                                      Glenn A. Little
                                      President

                              By: /s/
                                      Assistant Secretary


STATE OF TEXAS      )
COUNTY OF MIDLAND   )

     The undersigned notary public does hereby certify that on this 26th day of December, 1998, personally appeared before me Glenn A. Little, who, being by me first duly sworn, declared that he is the President of DataLink Capital
Corporation, a Florida corporation, and President of DCC Acquisition Corporation, a Nevada corporation, that he signed the foregoing document as President of each of such corporations and that the statements therein contained are true.


                                  /s/
                                  Notary Public

STATE OF TEXAS      )
COUNTY OF MIDLAND   )

     The undersigned notary public does hereby certify that on this 26th day of December, 1998, personally appeared before me, who, being by me first duly sworn, declared that he/she is the Assistant Secretary of DataLink Capital Corporation, a Florida corporation, and Assistant Secretary of DCC Acquisition
Corporation, a Nevada corporation, that he signed the foregoing document as Assistant Secretary of each of such corporations and that the statements therein contained are true.

                                  /s/
                                  Notary Public